EXHIBIT 2(a)


                          AGREEMENT AND PLAN OF MERGER


             Agreement entered into as of December 1, 1995 by and among Thermo Remediation, Inc., a Delaware corporation (the "Buyer"), TRI Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Remediation Technologies, Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

             This Agreement contemplates a taxable merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive cash and, if they file an election as set forth herein, capital stock of the Buyer in exchange for their capital stock of the Company.

             Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                   THE MERGER

             1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware, or such later time as shall be agreed to by the Buyer and the Company and be specific in said Certificate of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

             1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr in Boston, Massachusetts, commencing at 1:00 p.m. local time on December 8, 1995, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or
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        waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing
        Date").

             1.3 Actions at the Closing. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger and (d) the Buyer, the Indemnification Representatives (as defined therein) and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a bank check or funds by wire transfer in the aggregate amount of the Cash Consideration (as defined below) to be placed in escrow on the Closing Date pursuant to Section 1.11.

             1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

             1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                  (a) Subject to Section 1.8 below, each share of Series A Common Stock, $.01 par value per share ("Series A Shares") and each share of Series B Common Stock, $.01 par value per share ("Series B Shares"), of the Company (collectively, "Company Shares") as to which an election has been made in accordance with Section 1.7 below and has not been revoked (the "Unit Election Shares") shall be converted into and shall represent the right to receive that fraction of a Unit (as defined below) determined by dividing the Outstanding Company Share Value (as defined below) by the Unit Value (as defined below).

                  (b) Subject to Section 1.6 below, each Series A Share and each Series B Share other than the Unit Election Shares issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Company Shares held in the Company's treasury) shall be converted into and shall represent the right to receive an amount of cash equal to the Outstanding Company Share Value.

                  (c)  For purposes of this Agreement:


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                       (i)  "Buyer Common Stock" shall mean shares of
        common stock, par value $.01 per share, of the Buyer;

                       (ii) "Buyer Warrants" shall mean a warrant to acquire one share of Buyer Common Stock in the form attached hereto as Exhibit B;

                       (iii)     "Cash Consideration" shall mean
        $18,523,660;

                       (iv) "Merger Consideration" shall mean the Cash Consideration and the Merger Units;

                       (v) "Merger Units" shall mean 75,750 Units to be issued hereunder in the Merger;

                       (vi) "Outstanding Company Share Value" shall mean the amount determined by dividing (A) the sum of the Cash Consideration and the aggregate Unit Value of the Merger Units, by (B) the number of Company Shares issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary and Company Shares held in the Company's treasury); and

                       (vii) "Unit" shall mean a unit comprised of three shares of Buyer Common Stock and one Buyer Warrant; and

                       (viii)    "Unit Value" shall mean $49.00.

                  (d) The number of Merger Units and the Unit Value shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and January 3, 1996.

                  (e) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

                  (f) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

                  (g) All of the Merger Units and all of the Cash Consideration shall initially be deposited in escrow. The Cash Consideration shall be deposited by the Buyer into escrow at the Closing. The Merger Units shall be issued by the Buyer, and shall be deposited by the Buyer into escrow on, but not before, January 3, 1996. Stockholders of record of the Company
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        immediately prior to the Effective Time ("Company Stockholders")
        shall be entitled to receive the Merger Consideration out of escrow on or after January 5, 1996, as set forth in the Escrow Agreement.

             1.6  Dissenting Shares.

                  (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held of record immediately prior to the Effective Time by a Company Stockholder who has not executed a written consent in favor of the adoption of this Agreement and the Merger (which such written consent in favor shall be deemed to have been given if a Form of Election is made in accordance with Section 1.7 below) and with respect to which appraisal shall have been duly demanded and perfected in accordance with
        Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited. Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration, unless such Company Stockholder shall have forfeited his right to appraisal under the Delaware General Corporation Law or effectively withdrawn his demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then
        (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive an amount of cash payable in respect of such Company Shares pursuant to Section 1.5(b), and
        (ii) promptly following the occurrence of such event, the Buyer shall deliver to the Escrow Agent under the Escrow Agreement (and, if the Escrow Agent has made a distribution to Company Stockholders in accordance with the terms of the Escrow Agreement, to the holders as appropriate) the cash payment to which such holder is entitled pursuant to Section 1.5(b). Any amount delivered to the Escrow Agent under this Section 1.6(a) shall be considered part of the Escrow Fund for all purposes of this Agreement.

                  (b) Within two (2) business days of the effectiveness of any written consent of Company Stockholders approving the Merger and this Agreement, the Company shall send written notice of such approval to those Company Stockholders as required by
        Section 228 of the Delaware General Corporation Law.

                  (c) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer or as ordered by the Court, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

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             1.7  Procedure for Unit Election.

                  (a) At the time of delivery of the Confidential Offering Memorandum/Information Statement provided for by Section 4.3(a) below, the Company will deliver to each holder of record of Company Shares a Unit election form (the "Form of Election"), providing such holder with the option to elect to receive whole (but not fractional) Units with respect to all or any portion of such holder's Company Shares. Any such election shall have been properly made only if duly completed and delivered to Robert W. Dunlap before the Effective Time. Any Form of Election may be revoked by the person submitting the same only by written notice received by Robert W. Dunlap prior to the Effective Time. In addition, all Forms of Election shall automatically be revoked if this Agreement is terminated for any reason. If a Form of Election is revoked, the certificate or certificates representing Company Shares ("Certificates") to which such Form of Election relates shall be promptly returned to the person submitting the same. The Company may determine whether or not any Form of Election has been properly made or revoked pursuant to this
        Section 1.7, and any such determination shall be conclusive and binding. If the Buyer determines that any Form of Election was not properly or timely made, the Company Shares covered thereby shall not be treated as Unit Election Shares, and shall be converted in the Merger as provided in Section 1.5(b) hereof.

                  (b) The filing of a form of Election shall be deemed for all purposes (including without limitation the ability to seek appraisal rights under Section 262 of the Delaware General Corporation Law) to constitute a written consent in favor of the Merger and this Agreement.

             1.8 Procedure for Proration. If the aggregate number of Company Shares for which Forms of Election have been filed and not revoked pursuant to Section 1.7 would not convert into a whole number of Units equal to the Merger Units, then each Company Stockholder filing a Form of Election shall be deemed to have filed (without any additional action on the part of the Company or such holder) a Form of Election with respect to that number of Unit Election Shares determined by multiplying (i) the number of Merger Units, by (ii) a fraction of which the numerator shall be the number of Unit Election Shares owned by such holder and the denominator shall be the aggregate number of Unit Election Shares owned by all Company Stockholders filing a Form of Election, rounded up or down as appropriate (as determined by the Buyer) so that the number of Unit Election Shares convert into the next higher or lower number of whole Units.

             1.9  Exchange of Shares

                  (a) Each holder of a Certificate, upon proper surrender thereof to the Buyer, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld
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        and in accordance with the procedures set forth in the Escrow
        Agreement) a pro rata share of the Merger Consideration issuable pursuant to Section 1.5. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive a portion of the Merger Consideration. Holders of Certificates shall not be entitled to receive Merger Consideration out of escrow until the later of (i) January 5, 1996 and (ii) the date such Certificates have been surrendered to the Buyer. The Buyer will notify the Escrow Agent of those Company Stockholders that have tendered Certificates (or Affidavits pursuant to Section 1.9(b) below). The Buyer shall transmit certificates representing Buyer Common Stock and Buyer Warrants representing the Merger Units within 5 business days of any request by the Escrow Agent.

                  (b) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration issuable in exchange therefor pursuant to Section 1.5. The Board of Directors of the Buyer will require the owner of such lost, stolen or destroyed Certificate to give the Buyer indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

             1.10 Dividends. No dividends or other distributions payable to the holders of record of Buyer Common Stock on or after the Closing Date and before January 3, 1996 shall be paid to former Company Stockholders in respect of Merger Units (which shall not be issued until January 3, 1996). Dividends or other distributions payable to the holders of record of Buyer Common Stock on or after January 3, 1996 shall not be paid to former Company Stockholders entitled by reason of the Merger to receive Merger Units until such holders surrender their Certificates in accordance with Section 1.9 of the Agreement. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Merger Units are issued (including, without limitation, the Escrow Agent) any dividends or other distributions that are payable to the holders of record of Buyer Common Stock on or after January 3, 1996; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

             1.11 Escrow.

                  (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent by check or wire transfer funds in the amount of the Cash Consideration and on, but not before, January 3, 1996 the Buyer shall deliver to the Escrow Agent certificates (issued in the name of the Escrow Agent or its nominee) representing the Buyer Common Stock and the Buyer Warrants comprising the Merger Units, for the purpose of securing the indemnification
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        obligations set forth in Article VI of the Agreement.  The escrowed property shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The escrowed property shall be held as a trust fund and shall not be the subject of any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

                  (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute their approval of and agreement to be bound by the terms of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Merger Consideration in escrow and the appointment of the Escrow Agent and the Indemnification Representatives pursuant to the terms thereof.

             1.12 Options and Warrants.

                  (a) As of the Effective Time, all options to purchase Company Shares issued by the Company pursuant to its stock option plans or otherwise ("Options"), whether vested or unvested, shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Company Shares subject to the unexercised portion of such Option multiplied by 2.2298 (the "Conversion
        Ratio"), with any fraction resulting from such multiplication to be rounded down to the nearest whole number. The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Conversion Ratio, with such quotient rounded up to the nearest whole cent. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged. As part of the Merger, certain holders of the Options shall be given an opportunity to have their Options converted into Buyer Common Stock upon a conversion ratio equal to 2.5461, in return for executing an Optionee Consent Agreement in the form attached hereto as Exhibit C (an "Optionee Consent Agreement") whereby such holder agrees to participate in the Escrow Agreement and agrees to resale restrictions on shares of Buyer Common Stock acquired upon exercise of such Options.

                  (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this
        Section 1.12, and the agreements evidencing such Options shall
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        continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.12 and such notice).

                  (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.12. As soon as practicable following the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "Securities Act") with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8, and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

             1.13 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time so as to read in its entirety as the form annexed hereto as Exhibit D.

             1.14 By-laws. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

             1.15 Directors and Officers. The directors of the Transitory Subsidiary shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Company shall remain as officers of the Surviving Corporation after the Effective Time, retaining their respective positions.

             1.16 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

             1.17 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Merger Consideration in accordance with
        Section 1.5, subject to Section 1.11 and to applicable law in the case of Dissenting Shares.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto
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        (the "Disclosure Schedule").  The Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II.

             2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the failure to be so qualified could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

             2.2 Capitalization. The authorized capital stock of the Company consists of (i) 1,875,000 Series A Company Shares, of which 664,698 shares are issued and outstanding and 89,111 shares are held in the treasury of the Company, (ii) 125,000 Series B Company Shares, of which 125,000 shares are issued and outstanding and no shares are held in the treasury of the Company, and (iii) 1,000,000 shares of preferred stock, $.01 par value per share, of which no shares are outstanding or held in the treasury of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the type and number of Company Shares held by each stockholder, and (ii) all holders of Options and warrants to purchase Company Shares ("Warrants"), indicating the type and number of shares of Company Shares subject to each Option and Warrant. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options and Warrants will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than the Options and Warrants listed in
        Section 2.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares.
        All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.
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             2.3  Authorization of Transaction.  The Company has all
        requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

             2.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will:
        (a) require on the part of the Company or on the part of RETEC/TETRA, L.C. ("R/T") or any corporation with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (any of the foregoing being referred to herein as a "Subsidiary") any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"); (b) conflict with or violate any provision of the charter or By-laws of the Company or any Subsidiary; (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, except real property leases set forth in Section 2.13 of the Disclosure Schedule and written arrangements relating to the projects listed in Section 2.14(a) of the Disclosure Schedule, as to which no representation or warranty is made in this clause (c); (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets.
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        For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens,
        (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to the Company. Section 2.4 of the Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of non-governmental third parties that are required in connection with the consummation by the Company and the Subsidiaries of the transactions contemplated by this Agreement.

             2.5 Subsidiaries. Section 2.5 of the Disclosure Schedule sets forth for each Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock or the number of partnership interests or limited liability company interests, as applicable, the names of the holders thereof and the number of shares, partnership interests and limited liability company interests held by each such holder,
        (d) the number of shares of its capital stock held in treasury, and (e) its directors and officers. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the failure to be so qualified could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of such Subsidiary. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered or made available to the Buyer correct and complete copies of the charter and By-laws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.  All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or
                                       11
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        acquisition of any capital stock of any Subsidiary.  There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.


             2.6  Reports and Financial Statements.

                  (a) The Company has provided to the Buyer (i) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows for each of the last five fiscal years for the Company and the Subsidiaries (or such shorter periods as such Subsidiaries have been in existence); and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the quarter ended as of September 30, 1995 (the "Most Recent Fiscal Quarter End"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries, provided, however, that the Financial Statements referred to in clause (ii) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

                  (b) The Company has provided to the Buyer (i) the audited balance sheets and statements of income, changes in stockholders' equity and cash flows for each of the last four fiscal years for R/T (or such shorter periods as R/T has been in existence); and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows for R/T as of and for the quarter ended as of September 30, 1995 (the "Most Recent Fiscal Quarter End"). Such R/T financial statements (collectively, the "R/T Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial conditions, results of operations and cash flows of R/T as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of R/T , provided, however, that the R/T Financial Statements referred to in clause (ii) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.


                                       12
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             2.7  Absence of Certain Changes.  Since the Most Recent
        Fiscal Quarter End, (a) there has not been any material adverse change in the assets, business, financial condition or results of operations of the Company or any Subsidiary, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (n) of
        Section 4.5.

             2.8 Undisclosed Liabilities. None of the Company and its Subsidiaries has any liability, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheets referred to in clause (ii) of Section 2.6 (a) and (b) (the "Most Recent Balance Sheets"), (b) liabilities which have arisen since the Most Recent Fiscal Quarter End in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

             2.9  Tax Matters.

                  (a) Each of the Company and the Subsidiaries has filed in a timely manner (including permitted exceptions) all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. Each of the Company and the Subsidiaries has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the date of the Most Recent Balance
        Sheets do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheets. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental
        Entity.  There are no liens for taxes on the assets of the
        Company or any Subsidiary. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.
                                       13
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                  (b)  The Company has delivered to the Buyer correct and
        complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any Subsidiary since December 31, 1991. No federal income Tax Return of the Company has been audited by the Internal Revenue Service. No examination or audit of any Tax Returns of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Subsidiaries, threatened or contemplated. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

                  (c) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company nor the Subsidiaries are subject to an election under Section 341(f) of the Code. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement.

                  (d) Neither the Company nor any Subsidiary is or has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Company and the Subsidiaries are members. Neither the Company nor any Subsidiary has made an election under Treasury Reg. Section 1.1502-20(g). Neither the Company nor any Subsidiary is or has been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg.
        Section 1.337(d)-2(b).

                  (e) None of the assets of the Company nor any Subsidiary is property that the Company or any Subsidiary is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of the former Section 168(f)(8) of the Code. None of the assets of the Company nor any Subsidiary directly or indirectly secures any debt the interest of which is tax exempt under Section 103(a) of the Code. None of the assets of the Company nor any Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any Subsidiary has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise. Neither the Company nor any Subsidiary has participated in or will participate in an international boycott within the meaning of
        Section 999 of the Code. Neither the Company nor any Subsidiary has or has had a permanent establishment in any foreign country, as defined in any applicable treaty or convention between the United States and such foreign country. Neither the Company nor any Subsidiary is a party to any joint venture, partnership or
                                       14
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





        other arrangement or contract that could be treated as a partnership for federal income tax purposes.

             2.10 Assets. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). No asset of the Company (tangible or intangible) is subject to any Security Interest.

             2.11 Owned Real Property. None of the Company nor any Subsidiary owns any real property.

             2.12 Intellectual Property.

                  (a)  Each of the Company and the Subsidiaries owns, or
        is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property (as defined below) that is used to conduct its business as currently conducted.  For purposes of this Agreement, the term "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof,
        (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, knowhow, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
        (vii) other proprietary rights relating to any of the foregoing and (viii) copies and tangible embodiments thereof. Section 2.12 of the Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks owned by or licensed to the Company or any Subsidiary which are used in the business of the Company or the Subsidiaries, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all material written licenses, sublicenses and other agreements to which the Company or a Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and (iii) all material written licenses, sublicenses and other agreements as to which the Company or a Subsidiary is a party and pursuant to which the
                                       15
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





        Company or a Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are used in the business of the Company or any Subsidiary or which form a part of any product or service of the Company or any Subsidiary. The Company has made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and related documentation. Except pursuant to the Contracts listed on Section 2.14 of the Disclosure Schedule and except pursuant to the licenses listed on
        Section 2.12 of the Disclosure Schedule, neither the Company nor any Subsidiary has agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that the Company or any Subsidiary owns or uses. Neither the Company nor any Subsidiary is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 2.12 of the Disclosure Schedule under the terms of this Section 2.12(a).

                  (b) None of the Company nor any Subsidiary is in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights. None of the Company nor any Subsidiary will be in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except that no such representation or warranty is made herein with respect to Third Party Intellectual Property Rights comprised of commercially available, off-the-shelf software.

                  (c) Neither the Company nor any of the Subsidiaries has been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. The manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company and the Subsidiaries do not infringe any Intellectual Property right of any third party; and to the knowledge of the Company and the Subsidiaries, the Intellectual Property rights of the Company and the Subsidiaries are not being infringed by activities, products or services of any third party.

                  (d) Notwithstanding any other provision herein, the representations and warranties in this Section 2.12 shall only be applicable to patent rights of third parties which were matters of public record as of December 1, 1995.

             2.13 Real Property Leases. Section 2.13 of the Disclosure Schedule lists all real property leased or subleased to the Company or any Subsidiary. The Company has made available to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.13 of the Disclosure

                                       16
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





        Schedule.  With respect to each lease and sublease listed in
        Section 2.13 of the Disclosure Schedule:

                  (a) To the Company's knowledge, the lease or sublease is the legal, valid and binding obligation of each party thereto, enforceable and in full force and effect against each such party;

                  (b) None of the Company nor any Subsidiary party to such lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company or such Subsidiary or permit termination, modification, or acceleration by any other party thereunder and, to the Company's knowledge, no other party to such lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by such other party or permit termination, modification or acceleration by the Company or any Subsidiary thereunder;

                  (c) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (e) to the Company's knowledge all facilities leased or subleased thereunder are supplied with utilities and other services reasonably necessary for the operation of said facilities; and

                  (f) all facilities leased or subleased thereunder are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

             2.14 Contracts. Section 2.14 of the Disclosure Schedule lists the following information or written arrangements
        (including without limitation written agreements) to which the Company or any Subsidiary is a party:

                  (a) any project where the Company or any Subsidiary provided services to third parties in 1995 or have obligations to provide services in the future, arranged by project number and including the name of the client and a brief description of the project, as well as similar project information for calendar years 1990 through 1994, inclusive;

                  (b) any written arrangement (or group of related written arrangements) for the lease of personal property (other than office equipment) from or to third parties providing for lease payments in excess of $10,000 per annum;
                                       17
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






                  (c) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $10,000, or (iii) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (d) any written arrangement establishing a partnership or joint venture;

                  (e) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (f) any written arrangement concerning confidentiality (other than those listed in response to clause (a) above) or noncompetition;

                  (g) any written arrangement involving any of the Company Stockholders or their affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act") ("Affiliates") that will not be terminated in its entirety before or upon the Effective Time;

                  (h) any written arrangement (other than real estate leases or employee benefit plans or those listed in response to clause (a) above) under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or any Subsidiary; and

                  (i) any other written arrangement (or group of related written arrangements) either involving more than $10,000 or not entered into in the Ordinary Course of Business, other than real estate leases or employee benefit plans.

        The Company has made available for inspection by the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) to the Company's knowledge, the written arrangement or contract listed is the legal, valid and binding obligation of each party thereto and enforceable and in full force and effect against each such party; (ii) with respect to all such written arrangements other
                                       18
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        than those listed on Section 2.14 of the Disclosure Schedule in response to clause (a) above, no action or consent of any other party thereto is required in order for the written arrangement to continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;
        (iii) with respect to those written arrangements listed in response to clause (a) above, the Company has no knowledge or belief that the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby will result in any other party to such written arrangements seeking to terminate or modify the terms of such arrangement; and (iv) none of the Company nor any Subsidiary party to such written arrangement is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or such Subsidiary or permit termination, modification, or acceleration by any other party under the written arrangement and, to the Company's knowledge, no other party to such written arrangement is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by such other party or permit termination, modification or acceleration by the Company or any Subsidiary thereunder. Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14.

             2.15 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible consistent with past practices, net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Fiscal Quarter End are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

             2.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

             2.17 Insurance. Section 2.17 of the Disclosure Schedule lists, or the Company has otherwise made available to the Buyer, each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years. The Company has previously made such policies available to the Buyer through the Company's insurance broker.
                                       19
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                  Neither the Company nor any Subsidiary (i) is in breach
        or default (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any such policy, or (ii) has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or any such policy in general. Neither the Company nor any Subsidiary has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. Each of the Company and the Subsidiaries is covered by insurance in scope and amount sufficient to satisfy the insurance provision of each written arrangement listed or required to be listed in Section 2.14 of the Disclosure Schedule.

               2.18    Litigation.  Section 2.18 of the Disclosure
        Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company or any Subsidiary is a party or, to the knowledge of the Company and the Subsidiaries, is threatened to be made a party.

             2.19 Employees. Section 2.19 of the Disclosure Schedule contains a list of all current employees of the Company and each Subsidiary, along with the position and the annual rate of compensation of each such person. Each principal and associate of the Company and the Subsidiaries has entered into a confidentiality/assignment of inventions agreement with the Company or a Subsidiary, a copy of which has previously been delivered to the Buyer. To the knowledge of the Company and its Subsidiaries, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company and the Subsidiaries have no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

             2.20 Employee Benefits.

                  (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, any Subsidiary, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in
                                       20
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





        Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                  (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                  (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

                                       21
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                  (d)  Neither the Company, any Subsidiary, nor any ERISA
        Affiliate has ever maintained an Employee Benefit Plan subject to
        Section 412 of the Code or Title IV of ERISA.

                  (e) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

                  (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

                  (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

                  (j) Section 2.20(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company or any Subsidiary
        (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee;
        (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which
                                       22
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        will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

             2.21 Environmental Matters.

                  (a) Each of the Company and the Subsidiaries has complied with all Environmental Laws (as defined below) applicable to their business operations and the Services (as defined below) they provide, except for violations of Environmental Laws that do not and will not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to
        (i) treatment, storage, disposal, generation and transportation of Materials of Environmental Concern (as defined below);
        (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of Materials of Environmental Concern, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
        (v) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
        (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Materials of Environmental Concern. For purposes of this Agreement, "Services" means any and all services provided by the Company or any Subsidiary to its clients including but not limited to (i) consulting services; (ii) project coordination, oversight and/or management; (iii) remediation services; (iv) treatment, storage, disposal or other handling of Materials of Environmental Concern; (v) arranging for the treatment, storage, disposal or other handling of Materials of Environmental Concern;
        (vi) transportation of Materials of Environmental Concern; and
        (vii) correspondence, meetings and other dealings with Governmental Entities. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

                  (b) There have been no releases by the Company or any Subsidiary of any Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned or leased by the Company or a
                                       23
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





        Subsidiary, except for those that would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries. There have been no releases of any Materials of Environmental Concern into the environment by the Company or any Subsidiary at any parcel of real property or any facility at which the Company or a Subsidiary formerly provided or is currently providing Services, or for which the Company or any Subsidiary may have any material liability under any Environmental Law. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to the Buyer), except where the failure to give such notice would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries. Neither the Company nor any Subsidiary is aware of any other releases of Materials of Environmental Concern for which material liability can be imposed on the Company or the Subsidiary under any Environmental Law. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, industrial materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

                  (c) There is no pending or, to the knowledge of the Company and the Subsidiaries, threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, claim, cause of action, liability, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, involving the Company or any Subsidiary, except those that will not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries, relating to any of the following: (i) violation of any Environmental Law; (ii) violation of any permit, license or registration issued under any Environmental Law; (iii) the disposal, discharge or release of Materials of Environmental Concern, whether or not in compliance with Environmental Laws;
        (iv) the generation, storage, treatment, transportation, reclamation, recycling or other handling of Materials of Environmental Concern, whether or not in compliance with Environmental Laws; (v) the ownership, operation or use of any landfill, surface impoundment, pit, pond, lagoon, underground injection well, waste pile, land treatment unit, wastewater treatment plant, air pollution control equipment, or any other unit used for the storage, disposal, handling or treatment of Materials of Environmental Concern; (vi) the exacerbation of previously existing environmental contamination; (vii) exposure
                                       24
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





        to any Materials of Environmental Concern, noises, odors, or vibrations at or from any real property or facility formerly or currently owned or leased by the Company or a Subsidiary or at which the Company or a Subsidiary is providing Services; or
        (viii) the providing of negligent Services. Without limiting the foregoing, none of the Company nor any Subsidiary has been named a "potentially responsible party" or has received any correspondence or notice that it may be named a "potentially responsible party."

                  (d) The Company and the Subsidiaries possess all permits, licenses and/or registrations required under Environmental Laws for their business operations and the Services they provide, including permits, licenses and/or registrations required for equipment owned and/or operated by the Company and the Subsidiaries, and all such permits, licenses and/or registrations are valid and in full force and effect. Set forth in Section 2.21(d) of the Disclosure Schedule is a list of all violations by the Company and its Subsidiaries of any terms, conditions or requirements of such permits, licenses and/or registrations since the date of incorporation of the Company.

                  (e)  Set forth in Section 2.21(e) of the Disclosure
        Schedule is a list of all environmental reports, investigations, audits, assessments, surveys and analyses, relating to premises currently or previously owned or occupied by the Company or a Subsidiary which the Company has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation have been provided to the Buyer.

                  (f)  To the knowledge of the Company and its
        Subsidiaries, all entities, including without limitation transporters, treatment, storage and disposal facilities, and remediation companies, used by the Company or a Subsidiary, or recommended by the Company or a Subsidiary while providing Services, for the transportation, storage, disposal, treatment or other handling of Materials of Environmental Concern possess all permits, licenses and registrations required under Environmental Laws, except those of which the failure to possess would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries. To the knowledge of the Company, there is no previous, pending or threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, relating to such entities for any violations of Environmental Laws, except with respect to violations which, individually or in the aggregate, would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries.

                                       25
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





             2.22 Legal Compliance. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which is applicable to the Company or such Subsidiary or business, except for any violation of or default under a law which reasonably may be expected not to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or such Subsidiary.

             2.23 Permits. Section 2.23 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which would not have any material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries. Each such Permit is in full force and effect and, to the best of the knowledge of the Company or any Subsidiary, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

             2.24 Certain Business Relationships With Affiliates. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or
        (c) owes any money to the Company or any Subsidiary.
        Section 2.24 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

             2.25 Brokers' Fees. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

             2.26 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain true and complete records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all
                                       26
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





        material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

             2.27 Customers and Suppliers. No purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of market prices for the products or services to be provided thereunder at the time the purchase order or commitment was entered into. No material supplier of the Company or any Subsidiary has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of the Company or any Subsidiary has indicated within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from them. Section 2.27 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Fiscal Quarter End and the amount of revenues accounted for by such customer during each such period and
        (b) each supplier that is the sole supplier of any significant product or component to the Company or a Subsidiary.

             2.28 Banking Facilities. Section 2.28 of the Disclosure Schedule sets forth a true, correct and complete list of:

                  (a) each bank, savings and loan or similar financial institution at which the Company or any Subsidiary has an account, safety deposit box, line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by the Company or any Subsidiary thereat and details, including terms, of any line of credit or credit facility; and

                  (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

             2.29 Powers of Attorney and Suretyships. Except as set forth in Section 2.29 of the Disclosure Schedule, none of the Company or any Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the Ordinary Course of Business.


                                       27
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





             2.30 Backlog. Section 2.30 of the Disclosure Schedule contains an accurate list of all commitments for the Company's services that make up the Company's backlog as of October 31, 1995 as well as the sum of such backlog, which was at least $18,000,000. All such orders and commitments and any Company quotations for work which are outstanding at that time contain terms and conditions that are consistent with the Company's practices over the past year.

             2.31 Company Action. The Board of Directors of the Company, at a meeting duly called and held, has by the majority vote of all directors present (i) determined that the Merger is fair and in the best interests of the Company and its stockholders,
        (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

             Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

             3.1 Organization. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

             3.2 Capitalization. The authorized capital stock of the Buyer consists of 20,000,000 shares of Buyer Common Stock, of which 12,366,033 shares were issued and outstanding and 402 shares were held in the treasury of the Buyer as of November 30, 1995. As of November 30, 1995 there were no outstanding or authorized options, warrants, rights, agreements or commitments to which the Buyer was a party of which were binding upon the Buyer providing for the issuance, disposition or acquisition of any of its capital stock, other than (i) options to acquire an aggregate of 805,500 shares of Buyer Common Stock outstanding pursuant to Employee Benefit Plans adopted by the Buyer and options to acquire an additional 849,260 shares of Buyer Common Stock reserved for issuance pursuant to such plans, and (ii) 2,387,236 shares of Buyer Common Stock reserved for issuance to Thermo Process Systems, Inc. upon conversion of the Buyer's $2,650,000 principal amount 3.875% subordinated convertible note due 2000 and reserved for issuance to others upon conversion of the Buyer's $37,950,000 principal amount 4 7/8% subordinated convertible debentures due 2000. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any shares of Buyer
                                       28
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





        Common Stock to which the Buyer is a party. All of the issued and outstanding shares of Buyer Common Stock were issued in compliance with applicable federal and state securities laws. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the shares of Buyer Common Stock comprising the Merger Units and issuable upon exercise of the Buyer Warrants will be, when issued in accordance with this Agreement and the Buyer Warrants, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

             3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and (in the case of the Buyer) the Escrow Agreement by the Buyer and the Transitory Subsidiary and the performance of this Agreement and (in the case of the Buyer) the Escrow Agreement the consummation of the transactions contemplated hereby and thereby by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

             3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Hart-Scott-Rodino Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement or (in the case of the Buyer) the Escrow Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
        (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.
                                       29
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






             3.5 Reports and Financial Statements. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1995 as filed with the SEC, and (b) all other reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since March 31, 1995 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 of the Exchange Act with the SEC since March 31, 1995. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
        The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

             3.6 Absence of Material Adverse Changes. Since March 31, 1995, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

             3.7 Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for a fee payable by the Buyer to Redloh Associates.

                                   ARTICLE IV

                                    COVENANTS

             4.1 Best Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or

                                       30
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        otherwise) any assets or businesses of the Buyer or its
        Affiliates.

             4.2 Notices and Consents. The Company shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties required as a condition to the obligation of any party hereto to consummate the Merger and all of the foregoing from Governmental Entities, and to effect all such registrations, filings and notices with or to third parties required as a condition to the obligation of any party hereto to consummate the Merger and all of the foregoing with Governmental Entities, as may be required by or with respect to the Company in connection with the transactions contemplated by this Agreement (including without limitation those listed in Section 2.22 of the Disclosure Schedule).

             4.3  Confidential Offering Memorandum and Information
        Statement.

                  (a) The Buyer and the Company shall jointly prepare appropriate materials for the purpose of making disclosure of the Merger and the Merger Consideration (including the Merger Units) to and soliciting the written consents of Company Stockholders in favor of the adoption of this Agreement (including without limitation the matters referred to in Section 1.12 and
        Article VI). Such materials shall be in the form of a joint confidential offering memorandum and information statement (the "Offering Memorandum/Information Statement") which shall contain the information concerning the Buyer, the Transitory Subsidiary and the Company required under Regulation D promulgated under the Securities Act ("Regulation D") (including without limitation, Rule 502(b)(2) thereof) and Form of Election and form of written consent soliciting written consents from Company Stockholders in favor of the Merger and this Agreement.

                  (b) Promptly following the execution of this Agreement, the Company will circulate to each Company Stockholder and each holder of an Option or Warrant the Offering Memorandum/Information Statement (which may include by reference, materials filed by the Buyer under the Exchange Act previously sent to Company Stockholders and holders of Options and Warrants) and, pursuant thereto and in accordance with the Delaware General Corporation Law, shall solicit the written consents from Company Stockholders in favor of the adoption of this Agreement and the approval of the Merger.

                  (c) The Company shall comply with all applicable provisions of and rules under the Securities Act in the preparation and distribution of the Offering Memorandum/Information Statement and the solicitation of written consents thereunder. Without limiting the foregoing, the Company shall ensure that the information in the Offering Memorandum/Information Statement relating to the Company or
                                       31
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





        furnished by the Company in writing for inclusion therein does not, as of the date on which it is distributed to Company Stockholders, and as of the date of taking of action by written consent, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  (d) The Buyer shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation and distribution of the Offering Memorandum/Information Statement and the offering and issuance of the Merger Units. Without limiting the foregoing, the Buyer shall ensure that the Offering Memorandum/Information Statement does not, as of the date on which it is distributed to Company Stockholders, and as of the date of the taking of action by written consent, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Buyer shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company in writing for inclusion therein).

                  (e) The Company, acting through its Board of Directors, shall include in the Information Statement the recommendation of its Board of Directors that the Company
        Stockholders consent to the adoption of this Agreement and the approval of the Merger, and shall otherwise use its best efforts to obtain the Requisite Stockholder Approval.

             4.4 Hart-Scott-Rodino Act. Each of the Parties has filed the Notification and Report Forms and related material required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and each shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that the Buyer shall not be obligated to respond to formal requests for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the Hart-Scott-Rodino Act except to the extent it elects to do so in its sole discretion.

             4.5 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees
                                       32
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        and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time or termination of this Agreement pursuant to Section 7.1 hereof, neither the Company nor any Subsidiary shall, without the written consent of the Buyer:

                  (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities, Options or Warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities, Options or Warrants;

                  (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                  (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.21(j) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

                  (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

                  (f)  amend its charter or By-laws;

                  (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;
                                       33
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                  (h)  discharge or satisfy any Security Interest or pay
        any obligation or liability other than in the Ordinary Course of Business;

                  (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

                  (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

                  (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

                  (l) make or commit to make any capital expenditure in excess of $5,000 per item;

                  (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

                  (n) agree in writing or otherwise to take any of the foregoing actions.

             4.6 Full Access. The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

             4.7 Notice of Breaches. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or
        (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.
                                       34
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             4.8  Exclusivity.  The Company shall not, and the Company
        shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company, any Subsidiary or any division of the Company or any Subsidiary or (b) provide any non-public information concerning the business, properties or assets of the Company or any Subsidiary to any person or entity (other than the Buyer).

             4.9 Execution of Non-Competition Agreements. The Company shall use its reasonable efforts to have those employees set forth in Schedule 4.09 execute a Non-Competition Agreement substantially in the form of Exhibit E hereto prior to the Closing.

             4.10 Listing of Merger Units.

                  The Buyer shall use its best efforts to list the Buyer Common Stock comprising the Merger Units and issuable upon exercise of the Buyer Warrants on the American Stock Exchange on
         or before the effectiveness of the Registration Statements (as defined below).

             4.11 Registration of Buyer Common Stock Comprising the Merger Units and Issuable Upon Exercise of the Buyer Warrants.

                  (a) Within 30 days after the Effective Date, the Buyer shall file, and shall use its best efforts to have declared effective as promptly as practicable thereafter, a "shelf" registration statement (the "Unit Registration Statement") on Form S-3 pursuant to Rule 415 (or similar rule that may be adopted by the Securities and Exchange Commission (the "SEC") under the Securities Act for the resale by those Company Stockholders receiving Merger Units of the shares of Buyer Common Stock initially comprising the Merger Units (the "Initial Registrable Shares"). Except as set forth below, the Buyer agrees to use its best efforts to keep the Unit Registration Statement continuously effective and usable for resale of the Initial Registrable Shares for a period of 36 months after its effectiveness or if shorter when (i) all the Initial Registrable Shares have been sold pursuant to the Unit Registration Statement or (ii) the first date after the second anniversary of the Effective Time on which the largest number of Initial Registrable Shares then held by any former Company Stockholder constitutes less than 1% of the then outstanding shares of Buyer Common Stock.


                                       35
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





                  (b) Prior to the initial exercisability of the Buyer Warrants, the Buyer shall file, and shall use its best efforts to have declared effective as promptly as practicable thereafter, a "shelf" registration statement (the "Warrant Registration Statement") pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act for the issuance of shares of Buyer Common Stock upon exercise of the Buyer Warrants (the "Warrant Registrable Shares"). Except as set forth below, the Buyer agrees to use its best efforts to keep the Warrant Registration Statement continuously effective and usable until the earlier of (i) the exercise of all Buyer Warrants that may be exercised or (ii) the expiration of the Buyer Warrants.

                  (c) Buyer shall use its best efforts to qualify all initial Registrable Shares and Warrant Registrable Shares (collectively, the "Registrable Shares") under any applicable state securities laws; provided, however, that Buyer shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                  (d) From time to time, the Buyer will amend or supplement the Unit Registration Statement and the Warrant Registration Statement (collectively, the "Registration Statements") and any prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulations. The Buyer will also provide the holder of Registrable Shares with as many copies of the prospectus contained in the appropriate Registration Statement and such other documents as such holder may reasonably request (including without limitation a copy of all documents filed with and correspondence from or to the SEC in connection with the appropriate Registration Statement).

                  (e) The Buyer shall be entitled to (i) postpone the filing or effectiveness of the Registration Statements or (ii) if effective, elect that the Registration Statements not be usable and require each Company Stockholder seeking to sell Initial Registrable Shares pursuant to the Unit Registration Statement or to acquire Warrant Registrable Shares pursuant to the Warrant Registration Statement to suspend sales or purchases pursuant to any prospectus contained therein, for a reasonable period of time, but not in excess of 60 days (a "Blackout Period"), if the Buyer determines in good faith that the registration and distribution of Registrable Shares (or the use of the Registration Statements or any related prospectus) would interfere with any pending material acquisition, material corporate reorganization or any other material corporate development involving the Buyer or any of its subsidiaries or would require premature disclosure thereof. The Buyer shall promptly give each Company Stockholder seeking to sell or purchase Registrable Shares pursuant to the Registration Statements written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay;
                                       36
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





        provided, however, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months shall not exceed 120 days.

                  (f) If (i) the Buyer shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to Buyer Common Stock and (ii) with reasonable prior notice, the Buyer (in the case of a non-underwritten offering by the Buyer pursuant to such Initial registration statement) advises Company Stockholder seeking to sell Initial Registrable Shares pursuant to the Unit Registration Statement or to sell Warrant Registrable Shares following the exercise of Buyer Warrants in writing that a public sale or distribution of such Registrable Shares would adversely affect such offering or the managing underwriter (in the case of an underwritten offering by the Buyer pursuant to such registration statement) advises Company Stockholders seeking to sell such Registrable Shares in writing that such public sale or distribution would adversely affect such offering, then each Company Stockholder seeking to sell Initial Registrable Shares pursuant to the Unit Registration Statement or to sell Warrant Registrable Shares following the exercise of Buyer Warrants shall, to the extent not prohibited by applicable law,
        (x) refrain from effecting any public sale or distribution of such Registrable Shares commencing on the effectiveness of such registration statement, (y) be entitled to include such Registrable Shares in such registration statement, subject to customary underwriter cut back, and sell such Registrable Shares pursuant thereto, and (z) sign a customary lock-up agreement with the managing underwriter (in the case of an underwritten offering) or the Buyer of scope and duration identical to the scope and duration of the lock-up agreement signed by the Buyer and each director and executive officer of the Buyer, but in no event to exceed 90 days.

                  (g) Each Company Stockholder seeking to sell Initial Registrable Shares pursuant to the Unit Registration Statement shall provide in writing all information reasonably requested by the Buyer for inclusion in or in connection with the Unit Registration Statement and any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (h) The Buyer will indemnify and hold harmless each holder of Registrable Shares (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such broker or dealer within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint
                                       37
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





        or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, in any preliminary or amended preliminary prospectus or in the final prospectus (or the Registration Statements or any such prospectus as from time to time amended or supplemented by the Buyer), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Buyer of any rule or regulations promulgated under the Securities Act or any state securities laws applicable to the Buyer and relating to action or inaction required of the Buyer in connection with such registration. Notwithstanding the foregoing, the Buyer shall have no obligation to indemnify any such holder or controlling person if: (i) such untrue statement or omission was made in such Registration Statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Buyer in connection therewith by such holder of Registrable Shares (in the case of indemnification of such holder) or such controlling person (in the case of indemnification of such controlling person) expressly for use therein, or (ii) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to such holder of Registrable Shares on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

                  (i) Each holder of the Registrable Shares so registered will indemnify and hold harmless the Buyer, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the Registration Statements and each person, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities law or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Buyer and each such director, officer, or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection
                                       38
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





        with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in the Registration Statements, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the Registration Statements or any such prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only to the extent that such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Buyer in connection therewith by such holder of Registrable Shares expressly for use therein. The Company Stockholders' obligations hereunder shall be limited to an amount equal to the proceeds received by such holder of Registrable Shares sold in or following any such registration.

                  (j) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under the provisions in this Section 4.11 (an "Indemnitee") in respect of which indemnity may be sought form any party who has agreed to provide such indemnification in this Section 4.11 (an "Indemnitor"), the Indemnitor shall assume the defense thereof, including the employment of counsel selected by the Indemnitor and shall assume the payment of all expenses. Such Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee. The Indemnitor shall not be liable for any settlement of any such action or proceedings effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnitor shall indemnify and hold harmless such Indemnitee from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (k) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Buyer or any holder of Registrable Shares makes a claim for indemnification pursuant to this Section 4.11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 4.11 provides for indemnification, in such case, then the Buyer and such holder of Registrable Shares will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Buyer on the one hand and of the holder of Registrable Shares on the other in
                                       39
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





        connection with the statements or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Buyer and any holder of Registrable Shares form the offering of the securities covered by such Registration Statements. The relative fault of the Buyer on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Buyer on the one hand or by the holder of Registrable Shares on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (i) no such holder of Registrable Shares will be required to contribute any amount in excess of the proceeds received by such holder of Registrable Shares offered by it pursuant to the Unit Registration Statement or sold following the acquisition thereof pursuant to the Warrant Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was no guilty of such fraudulent misrepresentation.

                  (l) The Buyer shall timely file with the SEC such information as the SEC may require under Section 13 or 15(d) of the Exchange Act; and in such event, the Buyer shall use its best efforts to take all action pursuant to Rule 144(c) as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to Buyer Common Stock. The Buyer shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144(c), (ii) a copy of the most recent annual or quarterly report of the Buyer as filed with the SEC, and (iii) such other publicly-filed reports and documents as a holder may reasonable request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Registrable Shares without registration.

                  (m) The Buyer shall bear all costs and expenses of such registration, including, but not limited to, printing, legal and accounting expenses, SEC and NASD filing fees and all related "Blue Sky" fees and expenses, provided, however, that the Buyer shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the Company Stockholders, or the fees and expenses of any counsel or other advisor for the Company Stockholders in connection with such registration.

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             4.12 Continuation of Insurance.  Until the second
        anniversary of the Effective Date and provided that such insurance is available, the Buyer will maintain insurance policies in place insuring the Surviving Corporation and liabilities of the Company in scope and at levels no less than that currently in effect for the Company, including "tail" coverage for such policies, where applicable, to the year currently covered by the Company's policies. If during such two year period a claim for indemnification is made hereunder or under the Escrow Agreement, and such claim may be covered by any of such insurance policies such policies will be continued in force to provide recovery if necessary to do so.

             4.13 No Short Selling. The Company and the Buyer shall use their reasonable best efforts to ensure that no Company
        Stockholder receiving Units and no holder of an Option engage in short sales of Buyer Common Stock following the Effective Time.

                                    ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

             5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                  (c) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the Surviving Corporation and the Subsidiaries following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

                  (d) the Registrable Shares shall have been authorized for listing on the American Stock Exchange upon official notice of issuance.

             5.2 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

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





                  (a) Company Stockholders holding in the aggregate at least 95% of the outstanding Company Shares shall have delivered effective written consents in favor of the Merger and this Agreement;

                  (b) the Company and the Subsidiaries shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2;

                  (c) the representations and warranties of the Company set forth in Article II shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (d) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (e) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) and (c) of Section 5.1 and clauses (a) through (d) of this Section 5.2 is satisfied in all respects;

                  (f) the Buyer and the Transitory Subsidiary shall have received from counsel to the Company an opinion with respect to the matters set forth in Exhibit F attached hereto, addressed to the Buyer and the Transitory Subsidiary and dated as of the Closing Date;

                  (g) Messrs. Robert W. Dunlap, John R. Ryan, Michael D. Knupp and Andrew C. Middleton shall have executed non-competition agreements substantially in the form of Exhibit E hereto;

                  (h) Not more than 35 Company Stockholders that are not "accredited investors" (as defined in Regulation D) shall have filed Forms of Election to receive Merger Units;

                  (i) Company Stockholders shall have filed and not revoked Forms of Election sufficient for all Merger Units to be allocated pursuant to Section 1.8 at the Effective Time;

                  (j) Each holder of an Option electing to be subject to certain restrictions as set forth in Section 1.12(a) shall have executed a Optionee Consent Agreement;

                  (k) The Escrow Agreement shall have been executed and delivered by or on behalf of all Company Stockholders;

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





                  (l) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director of the Company and the Subsidiaries (other than R/T);

                  (m) No holder of an Option shall have exercised any such Option between the execution of this Agreement and the Effective Time;

                  (n) All unexercised Warrants shall have been terminated or exercised in full and the Company shall have obtained any necessary consent of the holder of such Warrants to such termination and to the assumption and amendment of Options as contemplated by Section 1.12 hereof (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

                  (o) All agreements between the Company and the Company Stockholders, or among the Company Stockholders (other than the Escrow Agreement) shall have been terminated prior or shall terminate effective upon the Effective Time; and

                  (p) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

             5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                  (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (c) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (c) and
        (d) of Section 5.1 and clauses (a) and (b) of this Section 5.3 is satisfied in all respects;

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





                  (d) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion with respect to the matters set forth in Exhibit G attached hereto, addressed to the Company and dated as of the Closing Date; and

                  (e) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

                                   ARTICLE VI

                                 INDEMNIFICATION

             6.1 Of the Buyer and the Company. If the Closing occurs, the Buyer, the Company and each Subsidiary shall be indemnified and held harmless from and against any and all claims, damages, losses, diminution of value, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting, consulting or other fees or expenses for investigating or defending any actions or threatened actions) whether or not involving a third-party claim (collectively, the "Damages") arising out of, constituting or related to each and all of the following:

                  (a)  any misrepresentation or breach of any
        representation or warranty made by the Company in Section 2 of this Agreement or in any statement, certificate or Schedule furnished by the Company pursuant to this Agreement;

                  (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement (other than Section 4.13 hereof) or any other agreement, instrument or document contemplated by this Agreement;

                  (c) resulting from (i) any release of any Materials of Environmental Concern into the environment relating to the operation of the business of the Company or any Subsidiary or any predecessor business or company of the Company or any Subsidiary prior to the Closing Date (including without limitation with respect to the transportation of Materials of Environmental Concern or the off-site storage, treatment, reclamation, recycling or disposal thereof); (ii) any release of any Materials of Environmental Concern at any location prior to the Closing Date if such release could give rise under any Environmental Law to liability on the part of the Company or any Subsidiary or any predecessor business or company of the Company or any Subsidiary; or (iii) any violation of any Environmental Law by the Company or any Subsidiary or any predecessor business or company of the Company or any Subsidiary which occurred prior to the Closing Date;

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





                  (d) any liability for Taxes relating to operation of the Company or any Subsidiary for any period prior to the Closing (except to the extent of reserves specifically therefor on the Most Recent Balance Sheet);

                  (e) resulting from any failure of any Company Stockholders to have good, valid and marketable title to the issued and outstanding Company Shares held by such Company Stockholders, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever; or

                  (f) resulting from any claim by a stockholder or former stockholder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of capital stock of or equity interest in the Company; (ii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iii) any claim that his, her or its shares were wrongfully repurchased by the Company at any time prior to the Closing.

                  The obligations of the Company Stockholders to indemnify and hold harmless the Buyer, the Company and each Subsidiary shall in each case be joint and several obligations, except that the liability of each Company Stockholder with respect to Damages specified in Section 6.1(e) shall be several, and not joint.

             6.2 Of the Company Stockholders. If the Closing occurs, the Buyer hereby agrees to indemnify and hold harmless each Company Stockholder from and against all Damages arising out of or related to each and all of the following:

                  (a)  any misrepresentation or breach of any
        representation or warranty made by the Buyer in this Agreement;

                  (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

                  (c) any misrepresentation contained in any statement, certificate or schedule furnished by the Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement; or

                  (d) except as otherwise provided herein (including without limitation in Section 6.1), the Company's operation after the Closing (provided that no such indemnification shall be provided with respect to any facts which would require indemnification of the Buyer or the Company in Section 6.1 if a claim was made therefor within the periods set forth in Section 6.5).

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





             6.3  Claims for Indemnification.

                  (a) Whenever any claim shall arise for indemnification under this Section 6, the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim with as much specificity and particularity as practicable under the circumstances; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure.

                  (b) All claims for indemnification not involving any claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in the Escrow Agreement.

                  (c) In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom and shall include copies of all suit, service and claim documents. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against an Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 6.4 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim as provided in Section 6.4. The Indemnification Representative shall have the power and authority to bind all the Company Stockholders for all purposes of this
        Section 6.

                  (d) The parties agree that, prior to submitting any claim for indemnification under this Article VI, they shall use reasonable efforts to determine the amount, if any, by which their losses would be offset by an Indemnified Party's recovery of insurance proceeds and reduction of tax liabilities and to provide the Indemnifying Party notice of and a description of such determination. All claims for indemnification shall provide for appropriate adjustments as a result of such reductions.

             6.4 Defense by the Indemnifying Party. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with
                                       46
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





        respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall bear its costs and expenses incurred in connection with its defense of any claim under this Section 6.4, provided that, if the Buyer of the Company is the Indemnified Party, the Indemnifying Party, if it assumes the control of such claim, may be reimbursed for its reasonable out-of-pocket costs in connection with such defense from the amounts then held pursuant to the Escrow Agreement pursuant to the procedures set forth therein. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless the terms thereof provide for the unconditional release and discharge of the Indemnified Party; provided that if the Indemnified Party is the Buyer or the Company, the Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding without the consent of the Buyer where the Buyer or the Company shall have reasonably demonstrated that the circumstances surrounding such settlement or judgment could result in an adverse impact upon the business, operations, assets or financial position of the Buyer, the Company or any Subsidiary. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest). If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom as provided in this Section 6.4 within thirty (30) days after the date that the Indemnified Party has given notice of the claim to the Indemnifying Party: (a) the Indemnified Party may defend against such claim or litigation in such manner as he or it may deem appropriate, including, but not limited to, settling such claim or litigation on such terms as the Indemnified Party may deem appropriate; and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with his or its counsel and at his or its own expense.

             6.5 Survival. The representations and warranties of the Company set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until 24 months after the Closing Date and shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents. Notwithstanding the foregoing, the representations and warranties contained in
        Section 2.2 relating to capitalization and the representations
                                       47
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





        and warranties contained in Section 2.9 relating to tax matters shall survive the Closing and the consummation of the transactions contemplated thereby and continue until 90 days after the expiration of the applicable statute of limitations relating to such representations and the representations and warranties contained in Section 2.3 relating to authorization of the Merger shall survive without limitation. If a notice is given in accordance with the Escrow Agreement before expiration of such periods, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim. No claim for indemnification may be made except within the time periods specified herein.

             6.6 Limitations. Notwithstanding anything to the contrary herein, (a) the aggregate liability of the Company Stockholders for Damages under this Article VI shall not exceed the Escrow Property (as defined in the Escrow Agreement), except with respect to claims made in connection with the breaches of representations and warranties in Section 2.2 and 2.3, or pursuant to Section 6.1(d), (e) or (f), as to which such liability shall not be limited to the Escrow Property, but shall not exceed the Cash Consideration and Merger Units (or proceeds from the sale thereof) received by the Company Stockholders hereunder, and (b) except for claims pursuant to Section 9.11, the Buyer shall not receive indemnification under this Article VI unless and until the aggregate Damages exceed $300,000 (at which point the Buyer shall be indemnified for the aggregate Damages (subject to the limitation in the foregoing clause (a)), and not just the amounts in excess of $300,000). Except with respect to claims based on fraud, the rights of the Indemnified Persons under this Article VI shall be the exclusive remedy of the Indemnified Persons with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement. No Company Stockholder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements. In any circumstances in which the Company Stockholders may be liable for amounts in excess of the Escrow Property, recovery shall be had first against the Escrow Property, as appropriate, and second (to the extent the Escrow Property is insufficient to satisfy such claims) from the remaining Cash Consideration and Merger Units (or proceeds from the sale thereof).









                                       48
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






                                   ARTICLE VII

                                   TERMINATION

             7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

                  (c) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before December 31, 1995 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

                  (d) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before December 31, 1995 by reason of the failure of any condition precedent under
        Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

             7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                  ARTICLE VIII

                                   DEFINITIONS

                  For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

             Defined Term                            Section

             Affiliate                               2.15(f)
                                       49
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





             Average Price of Buyer Common Stock     1.5(c)
             Buyer                                   Introduction
             Buyer Common Stock                      1.5(a)
             Buyer Reports                           3.5
             Buyer Warrants                          1.5(c)
             Cash Consideration                      1.5(c)
             CERCLA                                  2.22(a)
             Certificate of Merger                   1.1
             Certificates                            1.7(a)
             Closing                                 1.2
             Closing Date                            1.2
             Code                                    1.13(a)
             Company                                 Introduction
             Company Shares                          1.5(a)
             Company Stockholder                     1.5(a)
             Conversion Ratio                        1.13(a)
             Damages                                 6.1
             Disclosure Schedule                     Article II
             Dissenting Shares                       1.6(a)
             Effective Time                          1.1
             Employee Benefit Plan                   2.21(a)
             Environmental Law                       2.22(a)
             ERISA                                   2.21(a)
             ERISA Affiliate                         2.21(a)
             Escrow Agreement                        1.3
             Escrow Agent                            1.3
             Exchange Act                            2.14(g)
             Exchange Agent                          1.3
             Financial Statements                    2.6
             Form of Election                        1.7(a)
             GAAP                                    2.6
             Governmental Entity                     2.4
             Hart-Scott-Rodino Act                   2.4
             Indemnification Representatives         1.3
             Indemnified Persons                     6.1
             Intellectual Property                   2.12(a)
             Intended Uses                           2.11(a)
             Materials of Environmental Concern      2.22(b)
             Merger                                  1.1
             Merger Consideration                    1.5(c)
             Merger Units                            1.5(c)
             Most Recent Balance Sheet               2.8
             Most Recent Fiscal Quarter End          2.7
             Offering Memorandum/Information
               Statement                             4.3(a)
             Optionee Consent Agreement              1.13(a)
             Options                                 1.13(a)
             Ordinary Course of Business             2.4
             Outstanding Company Share Value         1.5(c)
             Party                                   Introduction
             Permit                                  2.24
             Registrable Shares                      4.11
             Registration Statement                  4.12(a)
             Requisite Stockholder Approval          2.3
                                       50
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





             R/T                                     2.4
             SEC                                     4.11
             Securities Act                          1.13(c)
             Security Interest                       2.4
             Series A Shares                         1.5(a)
             Series B Shares                         1.5(a)
             Services                                2.21(a)
             Subsidiary                              2.4
             Surviving Corporation                   1.1
             Taxes                                   2.9(a)
             Tax Returns                             2.9(a)
             Third Party Intellectual
               Property Rights                       2.12(a)
             Transitory Subsidiary                   Introduction
             Unit                                    1.5(c)
             Unit Election Shares                    1.5(a)
             Unit Value                              1.5(c)
             Warrants                                1.13(d)

                                   ARTICLE IX

                                  MISCELLANEOUS

             9.1 Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

             9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article I concerning issuance of the Merger Units and in Section 4.11 concerning registration rights are intended for the benefit of the Company Stockholders.

             9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

             9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.
                                       51
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






             9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

             9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:



        If to the Company:            Copy to:

        Remediation Technologies, Inc.     Van Wert & Zimmer, P.C.
        Damonmill Square                   One Militia Drive
        9 Pond Lane                        Lexington, MA  02173
        Concord, MA  01741                 Attn:  Thomas M. Zimmer
        Attn:  Robert W. Dunlap

        If to the Buyer:                   Copy to:

        Thermo Remediation, Inc.           Thermo Remediation, Inc.
        c/o Thermo Electron Corporation    c/o Thermo Electron
        81 Wyman Street                      Corporation
        Waltham, MA  02254                 81 Wyman Street
        Attn:  Seth Hoogasian, Esq.        Waltham, MA  02254
               General Counsel             Attn:  Dr. John P. Appleton



        If to the Transitory Subsidiary:   Copy to:

        TRI Acquisition Inc.               TRI Acquisition Inc.
        c/o Thermo Electron Corporation    c/o Thermo Electron
        81 Wyman Street                      Corporation
        Waltham, MA  02254                 81 Wyman Street
        Attn: Seth Hoogasian, Esq.         Waltham, MA  02254
              General Counsel              Attn: Dr. John P. Appleton

        Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have
                                       52
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





        been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

             9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

             9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

             9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

             9.11 Expenses. Except as set forth in the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Company and the Subsidiaries shall not incur more than an aggregate of $100,000 in out-of-pocket fees and expenses (including legal and accounting, but excluding internal marketing and analysis fees and expenses) in connection with the Merger, and any fees and expenses incurred by the Company or its Subsidiaries in excess of such amount shall be recovered by the Buyer pursuant to the

                                       53
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





        Escrow Agreement without regard to the provisions of the first sentence of Section 6.6.

             9.12 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 9.13), in addition to any other remedy to which it may be entitled, at law or in equity.

             9.13 Submission to Jurisdiction.  Each of the Parties
        (a) submits to the jurisdiction of any state or federal court sitting in Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in
        Section 9.7. Nothing in this Section 9.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

             9.14 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

             9.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.








                                       54
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





             IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                      THERMO REMEDIATION, INC.

                                      By:/s/ John P. Appleton

                                      Title: Chairman and Chief Executive
                                             Officer


                                      TRI ACQUISITION INC.

                                      By:/s/ Norman A. Pedersen

                                      Title: Vice President


                                      REMEDIATION TECHNOLOGIES, INC.


                                      By:/s/ Robert W. Dunlap

                                      Title: President


             The undersigned, being the duly elected Vice President of TRI Acquisition Inc., hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of TRI Acquisition Inc. entitled to vote on this Agreement.

                                      /s/ Norman A. Pedersen
                                      Vice President


             The undersigned, being the duly elected Secretary of Remediation Technologies, Inc., hereby certifies that this Agreement has been adopted by the written consent of shareholders owning a majority of the issued and outstanding Company Shares entitled to grant a consent for the approval of this Agreement.

                                      /s/ Thomas M. Zimmer
                                      Secretary









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